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                                                                   EXHIBIT 10.34

                           RESTORATION HARDWARE, INC.
                           NON-STATUTORY STOCK OPTION
                     EARLY EXERCISE STOCK PURCHASE AGREEMENT


              AGREEMENT made as of this 18th day of March 2001, by and among Restoration Hardware, Inc., a California corporation (the "Corporation"), and Gary G. Friedman, the holder of a stock option (the "Optionee") granted by the Corporation. "). Optionee shall be entitled to exercise the option and purchase the Purchased Shares under the terms set forth in this Early Exercise Stock Purchase Agreement only if the exercise occurs before the third party financing ("Financing") referred to in the escrow agreement ("Escrow Agreement") attached hereto as Exhibit A.

              All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

       A. EXERCISE OF OPTION

              1. EXERCISE. Optionee hereby purchases 1,200,000 shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted Optionee on March 18, 2001 (the "Grant Date") to purchase up to 1,200,000 shares of Common Stock at the exercise price of $1.75 per share (the "Exercise Price).

              2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation, Employee shall pay the Exercise Price for the Purchased Shares as follows: Employee shall deliver by cash or check an amount equal to $2,710 of the Exercise Price and shall deposit the balance of the Exercise Price ($2,097,290) in cash or by check into escrow ("Escrow") pursuant to the Escrow Agreement attached hereto as Exhibit A. The Corporation shall have no rights to the amounts deposited in the Escrow unless and until the Financing closes on or before March 30, 2001.

              3. STOCKHOLDER RIGHTS. Employee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares. However, the certificates representing such shares shall be retained by the Corporation until such shares are no longer potentially subject to the automatic repurchase right described in Paragraph 4 below.

              4. AUTOMATIC REPURCHASE. If the Corporation does not close the Financing on or before March 30, 2001, the Purchased Shares shall automatically and immediately be repurchased by the Corporation for the Exercise Price. The Corporation's obligation to repay the Exercise to Employee shall be satisfied by
(i) the payment by the Corporation to Employee of the amount of the Exercise Price paid directly to the Corporation in cash or by check and (ii) the return to Employee from the Escrow of the amount to which he is entitled thereunder. This Automatic Repurchase shall occur regardless of whether the Corporation would otherwise have been entitled to exercise the Repurchase Right set forth in
D. below.


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       B. SECURITIES LAW COMPLIANCE

              1. REGISTRATION. If the Corporation is unable to register Optionee's acquisition of the Purchased Shares on a Form S-8 registration statement, Optionee shall have the same registration rights as are required to be provided to the purchasers of Series B Preferred stock of the Corporation in the sale of preferred stock scheduled to occur substantially contemporaneously with the purchase of the Purchased Shares or, if such purchase of preferred stock does not occur, similar registration rights.

              2. RESTRICTIONS ON DISPOSITION OF PURCHASED SHARES. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                     (i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

                     (ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                     (iii) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

              The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

              2. RESTRICTIVE LEGENDS. The stock certificates for the Purchased Shares shall be endorsed with the following restrictive legend:

                     (i) "The shares represented by this certificate are subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated March 18, 2001 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

       C. TRANSFER RESTRICTIONS

              1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, in no event may the Purchased Shares be


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transferred (other than by will or the laws of descent and distribution following death) unless and until such shares are no longer potentially subject to the automatic repurchase right described in Paragraph A.4. above.

              2. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Optionee.

       D. REPURCHASE RIGHT

              1. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Exercise Price all or (at the discretion of the Corporation and with the consent of Optionee) any portion of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

              2. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Owner.

              3. TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule and Option Agreement, including pursuant to Paragraph 5(d) and 6(d) of the Option Agreement.

              4. AGGREGATE VESTING LIMITATION. If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the "Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.


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              5. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

              6. SPECIAL TERMINATION OF REPURCHASE RIGHT.

              (i) The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of a merger, consolidation or other transaction in which the Corporation's Common Stock ceases to exist, except to the extent the Repurchase Right is to be assigned to the successor entity in such transaction.

              (ii) To the extent the Repurchase Right remains in effect following a merger, consolidation or other transaction in which the Corporation's Common Stock ceases to exist, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of such transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the merger, consolidation or other transaction in which the Corporation's Common Stock ceases to exist upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of such transaction shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

       E. SPECIAL TAX ELECTION

              The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code
Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.


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       F. GENERAL PROVISIONS

              1. ASSIGNMENT. The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Corporation.

              2. NO WAIVER. The failure of the Corporation in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

              3. CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

              4. OPTIONEE UNDERTAKING. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

              5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              6. SUCCESSORS; BINDING AGREEMENT.

              (i) This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its Successors and Assigns, and the Corporation shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place.

              7. NOTICE. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.


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              8. GOVERNING LAW; ARBITRATION. Any and all disputes relating to this Agreement shall be resolved by binding arbitration pursuant to the procedures and terms of Optionee's Compensation and Severance Agreement. Company and Optionee understand and agree that this Agreement and its validity, construction and performance shall be governed by the laws of the State of California without regard to conflict of law principles.

              IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                        RESTORATION HARDWARE, INC.


                                        By: /s/ Walter Parks
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------



                                        OPTIONEE

                                                /s/ Gary Friedman
                                                --------------------------------

                                        ----------------------------------------


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                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

       FOR VALUE RECEIVED _________ hereby sell(s), assign(s) and transfer(s) unto, ___________ (____) shares of the Common Stock of the Restoration Hardware, Inc. (the "Corporation") standing in his or her name on the books of the Corporation represented by Certificate No._________ herewith and do(es) hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:_____________


                                   Signature
                                             -----------------------------------






INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.


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                                   EXHIBIT II

                       FEDERAL INCOME TAX CONSEQUENCES AND
                           SECTION 83(b) TAX ELECTION

              I. FEDERAL INCOME TAX CONSEQUENCES AND SECTION 83(b) ELECTION FOR EXERCISE OF NON-STATUTORY OPTION. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.


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                             SECTION 83(b) ELECTION

              This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)    The taxpayer who performed the services is:

       Name:
       Address:
       Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ____________ shares of the common stock of Restoration Hardware, Inc.

(3)    The property was issued on _____________, 200_.

(4) The taxable year in which the election is being made is the calendar year 200_.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated and to an automatic repurchase at the original purchase price in the event of the failure of a certain financing to occur by a specified date. The issuer's repurchase right will lapse in a series of annual installments over a three (3) year period ending on ________, 200_.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ ___________ per share.

(7)    The amount paid for such property is $ ____________ per share.

(8) A copy of this statement was furnished to Restoration Hardware, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)    This statement is executed on ______________, 200__.




Spouse (if any)                            Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.


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                                    APPENDIX


              The following definitions shall be in effect under the Agreement:

              A. AGREEMENT shall mean this Stock Purchase Agreement.

              B. BOARD shall mean the Corporation's Board of Directors.

              C. CHANGE IN CONTROL shall have the meaning specified in the Compensation and Severance Agreement.

              D. CODE shall mean the Internal Revenue Code of 1986, as amended.

              E. COMMON STOCK shall mean the Corporation's common stock.

              F. COMPENSATION AND SEVERANCE AGREEMENT shall mean the compensation and severance agreement attached to the Corporation's letter dated March 15, 2001 offering employment to Optionee as Chief Executive Officer of the Corporation, provided that such agreement has been executed by both parties and become effective.

              G. CORPORATION shall mean Restoration Hardware, Inc., a California corporation.

              I. EXERCISE PRICE shall have the meaning assigned to such term in Paragraph A.1.

              J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the mean between the high and the low selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the mean between the high and the low selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              L. GRANT DATE shall have the meaning assigned to such term in Paragraph A.1.


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              M. GRANT NOTICE shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

              N. 1933 ACT shall mean the Securities Act of 1933, as amended.

              O. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

              P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

              Q. OPTION shall have the meaning assigned to such term in Paragraph A.1.


              R. OPTION AGREEMENT shall mean all agreements and other documents evidencing the Option.

              S. OPTIONEE shall mean the person to whom the Option is granted under the Plan.

              T. OWNER shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

              U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              V. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

              W. PURCHASED SHARES shall have the meaning assigned to such term in Paragraph A.1.

              X. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

              Z. REPURCHASE RIGHT shall mean the right granted to the Corporation in accordance with Article D.

              AA. SEC shall mean the Securities and Exchange Commission.


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              BB. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.


              CC. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              DD. SUCCESSORS AND ASSIGNS shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including this Agreement), whether by operation of law or otherwise.

              EE. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice.

              FF. UNVESTED SHARES shall have the meaning assigned to such term in Paragraph D.1.